Exhibit 21.1
LIST OF SUBSIDIARIES

PBF Energy Company LLC:
Name	Jurisdiction of Incorporation or Organization:
PBF Holding Company LLC	Delaware
PBF Services Company LLC	Delaware
PBF Investments LLC	Delaware
Delaware City Refining Company LLC	Delaware
Delaware Pipeline Company LLC	Delaware
PBF Power Marketing LLC	Delaware
Paulsboro Natural Gas Pipeline Company LLC	Delaware
Paulsboro Refining Company LLC	Delaware
Toledo Refining Company LLC	Delaware
PBF Finance Corporation	Delaware
PBF Logistics GP LLC	Delaware
PBF Logistics LP	Delaware
PBF Rail Logistics Company LLC	Delaware
Delaware City Terminaling Company LLC	Delaware
Toledo Terminaling Company LLC	Delaware
PBF Transportation Company LLC	Delaware
PBF Energy Limited	British Columbia

PBF Holding Company LLC:
Name	Jurisdiction of Incorporation or Organization:
PBF Services Company LLC	Delaware
PBF Investments LLC	Delaware
Delaware City Refining Company LLC	Delaware
Delaware Pipeline Company LLC	Delaware
PBF Power Marketing LLC	Delaware
Paulsboro Natural Gas Pipeline Company LLC	Delaware
Paulsboro Refining Company LLC	Delaware
Toledo Refining Company LLC	Delaware
PBF Finance Corporation	Delaware
PBF Rail Logistics Company LLC	Delaware
PBF Transportation Company LLC	Delaware
Chalmette Refining L.L.C	Delaware
MOEM Pipeline LLC	Delaware
Collins Pipeline Company	Delaware
T&M Terminal Company	Delaware
PBF Energy Limited	British Columbia